EXHIBIT 1(a)
                            ARTICLES OF INCORPORATION
                                       OF
                        COMPOSITE CASH MANAGEMENT COMPANY

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned being of legal age and a citizen of the United States of America and the State of Washington, does this day form a corporation under the general laws of the State of Washington, and does hereby make, certify, execute, acknowledge and deliver the following Articles of Incorporation:

                                    ARTICLE I

                                      NAME

                     The name of this corporation shall be:

                        COMPOSITE CASH MANAGEMENT COMPANY

                                   ARTICLE II

                                    PURPOSES

     The general nature of the business of this corporation and the objects and purposes proposed to be transacted, promoted and carried on by the corporation are as follows:

     A. To conduct and carry on the business of an investment company, and exercise all powers necessary and appropriate thereto.

     B. To invest and reinvest the property and assets of the corporation in securities of different types and classes, including, obligations issued or guaranteed by any state or federal government, including any agency or instrumentality thereof, obligations of U.S. and foreign banks, commercial paper, repurchase agreements and all other stocks, bonds, notes, debentures, and certificates of interest or participation of any type.

     C. To act as financial or fiscal agent for any person, firm, or corporation and as such to manage, control, and deal with, in any and every way whatsoever, the property, holdings, investments, and business interests thereof.

     D. To endorse, guarantee, or undertake the performance of any obligation, contract, or engagement of any other corporation, or other party, if the corporation is interested in such obligation, contract, or engagement.

     E. To purchase, retire, redeem, hold, sell, reissue, transfer, and otherwise deal in, shares of its own capital stock; and to apply to such purchase, retirement, or redemption, any funds or property of the corporation, whether capital, capital surplus, earned surplus, or otherwise, as may be permitted by law.

     F. To engage in any lawful act or activity for which corporations may be organized under the general corporation laws of the State of Washington and to conduct and carry on its business in any other states, territories or foreign countries.

     G. To do any and all of the acts herein set forth or implied and such other acts as are incidental or conducive to the attainment of the objects and purposes of the corporation; and to do any and all such acts either as principal or in the capacity of agent, broker, representative, or otherwise.

                                   ARTICLE III

                      REGULATION OF THE INTERNAL AFFAIRS OF
                                 THE CORPORATION

     A.   Preemptive Rights.

          No shareholder of the corporation shall have any prior, preemptive or other preferential right to subscribe to, purchase, or otherwise acquire any share(s) of stock of the corporation, whether now or hereafter authorized, and whenever issued, and the Board of Directors may issue capital stock of the corporation for cash or other lawful consideration without offering the same either in whole or in part to shareholders.

     B.   Net Asset Value for Sales.

          The Board of Directors from time to time may issue and sell the authorized shares of the corporation in accordance with the then applicable provisions of the Investment Company Act of 1940 and the rules promulgated thereunder. Upon all sales of stock or fractional shares of the corporation, whether upon original issue or from treasury stock, the corporation shall receive not less than the net asset value thereof, as that term may be defined by the provisions of the Investment Company Act of 1940 and the rules promulgated thereunder, in effect at the time of sale.

     C.   Purchase or Redemption at Net Asset Value.

          Any owner of stock of the corporation desiring to dispose of all or any part thereof may present the same to the corporation by depositing with the corporation the certificate or certificates thereof or a delivery undertaking satisfactory to the corporation or as to any unissued but fully paid for shares or fractional shares, other evidence of assignment and transfer of ownership of stock in the corporation satisfactory to the corporation, and the corporation, to the full extent to which the corporation at the time of purchase may legally do so under the laws of the State of Washington, shall purchase the stock so presented at the net asset value thereof. The Board of Directors may determine from time to time the net asset value per share of the outstanding shares of the corporation; this duty may be delegated by the directors to one or more directors and officers of the corporation to the extent permitted by the laws of the State of Washington, the Investment Company Act of 1940, and any rules or regulations adopted pursuant thereto, which may be in effect at the time of such delegation.

                                   ARTICLE IV

                                AUTHORIZED SHARES

          The aggregate number of shares which the corporation shall have authority to issue is one billion (1,000,000,000) shares of capital stock, and the par value of each of such shares shall be .0001 per share.
                                    ARTICLE V

                            COMMENCEMENT OF BUSINESS

          The corporation shall not commence business until it shall have received consideration having a value of at least Five Hundred Dollars ($500.00) for the issuance of its shares.

                                   ARTICLE VI

                         DESIGNATION OF REGISTERED AGENT
                              AND REGISTERED OFFICE

               The registered office of the corporation shall be:

                        402 Spokane and Eastern Building
                            Spokane, Washington 99201

    and the registered agent of this corporation shall be Wm. G. Papesh, his address being the same as that of the registered office of this corporation.

                                   ARTICLE VII

                          INDEMNIFICATION OF DIRECTORS

     The corporation shall have the power to indemnify any directors, officers of former directors or officers of the corporation, or any person who may have served at the corporation's request as a director or officer of another corporation, against expenses actually and reasonably incurred by such person in connection with the defense of any action, suit or proceeding, civil or criminal, in which he becomes a party by reason of being or having been such director or officer, to the full extent permitted by the laws of the State of Washington, as such laws at any time may be in force and effect, provided however, that this indemnification provision shall not protect or purport to protect any director or officer of the corporation against any liability to the corporation or to the shareholders to which he otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his officer.

                                  ARTICLE VIII

                        DESIGNATION OF INVESTMENT ADVISOR
                                 AND DISTRIBUTOR

     The Board of Directors, at any time and from time to time, may enter into a contract for management or advisory services with corporations or firms selected by the Board of Directors, so long as every such contract complies with applicable requirements and restrictions contained in the Bylaws of this corporation and as may be set forth or required by the Investment Company Act of 1940 and the rules promulgated thereunder. The Board of Directors further, at any time and from time to time, may enter into a contract with corporations or firms selected by the Board of Directors for the distribution of the capital stock of this corporation, or other shareholder services, so long as every such contract complies with applicable requirements and restrictions contained in the Bylaws of this corporation and as may be set forth or required by the Investment Company Act of 1940 and rules promulgated thereunder. The validity of any such contract shall not be affected by the fact that any director or officer of this corporation shall be a shareholder, director, or officer of such other corporation and any director or officer of this corporation shall not be disqualified from voting upon or executing such contracts, provided that any such interest be disclosed to the directors prior to their action thereon and provided further that a majority of the Board of Directors voting in favor of the action shall have no such interest. Any contract approved or entered into by the directors must conform with any applicable requirements of the Investment Company Act of 1940, and amendments thereto, and any rules promulgated in connection therewith.

                                   ARTICLE IX

                                    DIRECTORS

     The management of this corporation shall be vested in a Board of Directors, which Board shall not be less than three in number and the qualifications, compensation, terms of office, manner of election, time and place of meeting, powers and duties of directors shall be such as are prescribed by the Bylaws of this corporation. The authority to make Bylaws for the corporation is expressly vested in the Board of Directors of this corporation, and said Board may adopt, alter, amend or repeal such Bylaws and provisions for the regulation and management of the affairs of the corporation as shall be consistent with the laws of the State of Washington and these Articles of Incorporation.
     The names and post office addresses of the directors who shall first manage the affairs of this corporation are as follows:

                     NAME                          ADDRESS

                     Leonard H. Aspinwall          Fourth Floor
                                                   Spokane and Eastern Building
                                                   Spokane, WA  99201

                     Paul J. Chumrau               Higgins Avenue at Main
                                                   Missoula, MT  59801

                     Harold W. Coffin              1400 Washington Trust Bank
                                                       Building
                                                   Spokane, EWA  99204

                     William E. Folz               Moscow, ID  83843

                     Leonard W. Maxey              North 3525 Regal Street
                                                   Spokane, WA  99207

                     Edwin J. McWilliams           524 West Riverside Avenue
                                                   Spokane, WA  99201

                     Leland J. Sahlin              Fourth Floor
                                                   Spokane and Eastern Building
                                                   Spokane, WA  99201

                     Dr. Norman J. Sheehan         South 4225 Altamont
                                                   Spokane, WA  99203

                     Richard C. Yancey             40 Monroe Place
                                                   Brooklyn, NY  11202

     Each of said directors shall hold office until the first annual meeting of shareholders of the corporation or until his successor has been elected and qualified in the manner prescribed by law.

                                    ARTICLE X

                         RESERVATION OF AMENDMENT POWERS

     The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

                                TERM OF EXISTENCE

    The corporation shall have perpetual existence.

                                   ARTICLE XII

                                  INCORPORATOR

    WM. G. PAPESH shall be the incorporator of this corporation.

     IN WITNESS WHEREOF, the incorporator has hereunto set his hand this 27th day of June, 1979.
                                          /s/
                                          --------------------------------------
                                          WM. G. PAPESH
                                          402 Spokane & Eastern Building
                                          Spokane, Washington 99201

    STATE OF WASHINGTON )
                                                  : ss.
    County of Spokane                )

     I, the undersigned, a Notary Public in and for the above-named County and State, do hereby certify that on the 27 day of June, 1979, personally appeared before me WM. G. PAPESH, to me known to be the individual and incorporator described in and who executed the foregoing instrument, and acknowledged that he signed and sealed the same as his free and voluntary act and deed for the uses and purposes therein mentioned.
     GIVEN under my hand and official seal the day and year last above written.


           -------------------------------------
           Notary Public in and for the State
           of Washington, residing at Spokane.


                              ARTICLES OF AMENDMENT

                                       OF

                        COMPOSITE CASH MANAGEMENT COMPANY

     Articles of Amendment of the Articles of Incorporation of COMPOSITE CASH MANAGEMENT COMPANY are herein executed by said Corporation, pursuant to the provisions of Revised Code of Washington 23A.16.040 and 23A.16.050, as follows:

    1.  The name of the Corporation is COMPOSITE CASH MANAGEMENT COMPANY.

    2. The amendment to the Articles of Incorporation of said Corporation is as follows:

                                   ARTICLE II

     The general nature of the business of this corporation and the objects and purposes to be transacted, promoted and carried on by the corporation are as follows:

     A. To conduct and carry on the business of an investment company of the management type, and exercise all powers necessary and appropriate thereto, with investors able to transfer shares between portfolio classes with different investment objectives.

     B. To invest and reinvest the property and assets of the corporation in securities of different types and classes, including obligations issued or guaranteed by any state or federal government, including any agency or instrumentality thereof, obligations of U.S. and foreign banks, commercial paper, repurchase agreements and all other stocks, bonds, notes, debentures, and certificates of interest or participation of any type.

     C. To act as financial or fiscal agent for any person, firm, or corporation and as such to manage, control, and deal with, in any and every way whatsoever, the property, holdings, investments, and business interests thereof.

     D. To endorse, guarantee, or undertake the performance of any obligation, contract, or engagement of any other corporation, or other party, if the corporation is interested in such obligation, contract, or engagement.

     E. To purchase, retire, redeem, hold, sell, reissue, transfer, and otherwise deal in, shares of its own capital stock; and to apply to such purchase, retirement, or redemption, any funds or property of the corporation, whether capital, capital surplus, earned surplus, or otherwise, as may be permitted by law.

     F. To engage in any lawful act or activity for which corporations may be organized under the general corporation laws of the State of Washington and to conduct and carry on its business in any other states, territories or foreign countries.

     G. To do any and all of the acts herein set forth or implied and such other acts as are incidental or conducive to the attainment of the objects and purposes of the corporation; and to do any and all such acts either as principal or in the capacity of agent, broker, representative or otherwise.

     Article IV shall be amended to include an additional paragraph with Article IV hereafter amended to read as follows:


                                   ARTICLE IV

                                AUTHORIZED SHARES

     The aggregate number of shares which the corporation shall have authority to issue is ten billion (10,000,000,000) shares of common stock having a par value of $.0001 per share.

     The shares may be issued in one or more classes with each class designated by a specific portfolio distinction and having such rights and preferences as the Directors may designate or as otherwise may be set forth herein. All shares will be freely transferable within the different classes. None of the shares will have any preference to conversion, exchange, dividends, retirements, liquidation, redemption or any other feature, except as may be established uniformly within a class of shares designating each portfolio, in order to meet investment objectives set forth in the corporation's prospectus.

     Article III.C. shall be amended with Article III hereinafter stated as follows:

                                   ARTICLE III

                      REGULATION OF THE INTERNAL AFFAIRS OF
                                 THE CORPORATION

    A.  Preemptive Rights.

          No shareholder of the corporation shall have any prior, preemptive or other preferential right to subscribe to, purchase, or otherwise acquire any share(s) of stock of the corporation, whether now or hereafter authorized, and whenever issued, and the Board of Directors may issue capital stock of the corporation for cash or other lawful consideration without offering the same either in whole or in part to shareholders.

    B.  Net Asset Value for Sales

          The Board of Directors from time to time may issue and sell the authorized shares of the corporation in accordance with the then applicable provisions of the Investment Company Act of 1940 and the rules promulgated thereunder. Upon all sales of stock or fractional shares of the corporation, whether upon original issue or from treasury stock, the corporation shall receive not less than the net asset value thereof, as that term may be defined by the provisions of the Investment Company Act of 1940 and the rules promulgated thereunder, in effect at the time of sale.

    C.  Purchase or Redemption at Net Asset Value.

          Any owner of stock of the corporation desiring to dispose of all or any part thereof may present the same to the corporation by depositing with the corporation the certificate or certificates thereof or a delivery undertaking satisfactory to the corporation or as to any unissued but fully paid for shares or fractional shares, other evidence of assignment and transfer of the ownership of stock in the corporation satisfactory to the corporation, and the corporation, to the full extent to which the corporation at the time of purchase may legally do so under the laws of the State of Washington, shall purchase the stock so presented at the net asset value thereof.

          The Board of Directors may delegate any of its powers and duties under this Article with respect to appraisal of assets and liabilities and determination of net asset value or with respect to suspension of the determination of net asset value to an officer or officers or agent or agents of the Corporation designated from time to time by the Board of Directors, provided that such delegation is consistent with the laws of the State of Washington, and the Investment Company Act of 1940, and any rules or regulations promulgated pursuant thereto then in effect. The Board of Directors may establish such procedures as may be appropriate providing for the automatic redemption of shares of common stock owned by any investor whose total ownership of shares falls below a designated minimum amount.

    3. The date of the adoption of said amendment by the shareholders of said Corporation is November 24, 1987.

    4. The number of shares entitled to vote on said amendment, all of which are capital common stock, was 136,566,402.

    5. The number of shares voted for and against said amendments, respectively, were as follows:

                  For amendment:
                  Article II:                72,959,371.26 shares
                  Article IV:                72,959,371.26 shares
                  Article III:               73,140,745.63 shares

                  Against amendment:
                  Article II:                2,808,297.54 shares
                  Article IV:                2,808,297.54 shares
                  Article III:               1,474,819.32 shares

                  Abstain:
                  Article II:                4,278,552.52 shares
                  Article IV:                4,278,552.52 shares
                  Article III:               5,430,656.37 shares

    DATED:  December 2, 1987

                                            COMPOSITE CASH MANAGEMENT COMPANY

                                            BY  /s/ Leland J. Sahlin, President

    STATE OF WASHINGTON )
                                                   : ss.
    County of Spokane                )

     I certify that I know or have satisfactory evidence that Leland J. Sahlin signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of COMPOSITE CASH MANAGEMENT COMPANY to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

    Dated December 3, 1987                   /s/ LAWRENCE R. SMALL
                                             -----------------------------------
                                             Notary Public in and for the State
                                             of Washington, residing at Spokane
                                             My appointment expires 9-26-91

                              ARTICLES OF AMENDMENT
                                       OF
                        COMPOSITE CASH MANAGEMENT COMPANY

     Articles of Amendment of the Articles of Incorporation of COMPOSITE CASH MANAGEMENT COMPANY (the "Corporation") are herein executed by the Corporation pursuant to the provisions of RCW 23B.10.060 as follows:

    1.  The name of the Corporation is COMPOSITE CASH MANAGEMENT COMPANY.

    2. The amendment to the Articles of Incorporation of the Corporation is as follows:

                  Article IV of the Articles of Incorporation hereby is amended in its entirety to read as set forth below:

                  ARTICLE IV

                  AUTHORIZED SHARES

     The total number of shares which the Corporation shall have the authority to issue is ten billion (10,000,000,000) shares having a par value of $.0001 per share. The shares shall be classified initially into two classes, consisting of six billion (6,000,000,000) shares of Class A Common Stock and four billion (4,000,000,000) shares of Class B Common Stock. The shares of the Corporation's capital stock issued and outstanding at the effective date of the amendment adding this provision are hereby reclassified as Class A Common Stock.

The Board of Directors is authorized to classify or to reclassify, from time to time, any unissued shares of any class of the Corporation, including classes established in separate portfolios, by setting, changing, eliminating or designating specific distinctions and preferences, conversion or other rights, powers, restrictions, limitations as to dividends, and qualifications or terms and conditions of or rights to require redemption of such shares.

Each holder of record of a share of capital stock of the Corporation shall be entitled to one vote for each share registered in such holder's name, irrespective of the class thereof, and all shares of all classes shall vote together as a single class; provided, however, that (I) as to any matter with respect to which a separate vote of any class or of any classes voting together as a single class is required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, such requirement as to a separate vote by that class or those classes voting together as a single class, as the case may be, shall apply in lieu of a general vote of all classes as described above, (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes, voting separately or as a single class, then subject to paragraph (iii) below, the shares of all other classes not entitled to a vote of a separate class or of separate classes voting together as a single class vote as a single class, and
(iii) as to any matter which does not affect the interest of a particular class, such class shall not be entitled to any vote and only holders of shares of the one or more affected classes shall be entitled to vote.

Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Dividends and distributions of income and capital gains with respect to the Class A Common Stock or the Class B Common Stock, and any other class hereafter created may vary among the classes to reflect differing allocations of expenses of the Corporation among the holders of the various classes and any resultant differences among the net asset value of the various classes of Common Stock to such extent and for such purposes as the Board of Directors may deem necessary or appropriate.

    3. The date of the adoption of the amendment by the Corporation is January 27, 1994.

    4.  The amendment was adopted by (check one of the following statements):

    (   ) The incorporators.  Shareholder action was not required.
    (   ) The board of directors.  Shareholder action was not required.
    (X) Duly approved shareholder action in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

    5.  These Articles of Amendment shall be effective upon filing.

    DATE:  February 7, 1994.

                       COMPOSITE CASH MANAGEMENT COMPANY

                       By /s/-----------------------------
                             William G. Papesh, President

    STATE OF WASHINGTON )
                                                   ) ss.
    County of Spokane                )

     I certify that I know or have satisfactory evidence that William G. Papesh is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of COMPOSITE CASH MANAGEMENT COMPANY to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

    Dated:  February 7, 1994

                         /s/
                         ---------------------------------
                         Name:  Lawrence R. Small
                         Notary Public in and for the State of Washington, residing at Spokane
                         My commission expires:  9/26/95